SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): February 23, 1999

                                Alamo Group Inc.

             (Exact name of Registrant as specified in its charter)

  Delaware                        0-21220                        74-1621248
(State or other                 (Commission                  (I.R.S. Employer
jurisdiction of                File Number)                Identification No.)
incorporation)

                      1502 E. Walnut, Seguin, Texas 78155
              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:   (830) 379-1480

------------------------------------------------------------------------------
                 (Former address, if changed since last report.)

         ITEM 5.  OTHER EVENTS

         Filed herewith is a press release dated February 23, 1999 wherein Alamo Group Inc. ("Alamo") announced the termination of its Merger Agreement with WEC Company, a subsidiary of Woods Equipment Company. Also contained therein is the Preliminary Unaudited Earnings Summary for the three and twelve month periods ended December 31, 1998. The results of operations set forth therein for such periods are unaudited.

         ITEM 7(C).   EXHIBITS

Exhibit

Number                    Description

99.1                      Press release dated February 23, 1999.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                         ALAMO GROUP INC.
                                              (Registrant)



                                       By: /s/ Jim A. Smith
                                          --------------------------------------
                                          Name:     Jim A. Smith
                                          Title:    Executive Vice President
                                                    and Chief Financial Officer

Dated:

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                ALAMO GROUP INC.












                                    EXHIBITS
                              TO CURRENT REPORT ON
                        FORM 8-K DATED February 23, 1999







                                               Commission File Number 0-21220

                                 Exhibit Index

Exhibit
Number                    Description

99.1                      (i)  Press release dated February 23, 1999.

                        For:            Alamo Group Inc.

                        Contact:        Donald J. Douglass
                                        Chairman and Chief Executive Officer
                                        210-738-1339
                                        Jim A. Smith
                                        Executive Vice President, Chief
                                        Financial Officer
                                        210-738-1339 or 830-372-9618

                                        Morgan-Walke Associates:
                                        June Filingeri/Jennifer Angell
                                        Media Contact: Merridith Ingram/
                                        Eileen King
                                        212-850-5600

 ALAMO GROUP INC. ANNOUNCES TERMINATION OF MERGER AGREEMENT WITH WEC AND
               REPORTS 1998 FOURTH QUARTER AND YEAR-END RESULTS

         SEGUIN, Texas, February 23, 1999 - Alamo Group Inc. (NYSE:ALG) today announced that WEC Company, a subsidiary of Woods Equipment Company, has advised Alamo that it would not consummate its acquisition of Alamo. As a result, Alamo and WEC have mutually agreed to terminate their merger agreement.

         As previously reported by the Company in a filing with the Securities and Exchange Commission on November 20, 1998, WEC had advised the Company that, in WEC's view, a material adverse effect had occurred with respect to the Company which would result in a closing condition under the merger agreement being unsatisfied. While Alamo denied the substance of WEC's claims, Alamo decided to pursue continuing discussions with representatives of WEC in order to determine whether a revised transaction that remained in the best interests of Alamo's stockholders could be achieved. In February, representatives of Alamo and WEC met several times to discuss the terms of such a transaction, as well as to review Alamo's recent operating results. On February 19, 1999, WEC's representatives advised Alamo that, based on their review of Alamo's most recent financial results and after consulting with their financing sources, WEC would not proceed with a transaction to acquire Alamo.

1998 FOURTH QUARTER AND YEAR-END RESULTS

         Alamo today also reported results for the fourth quarter and year ended December 31, 1998. Net sales for the 1998 fourth quarter were $40.4 million compared with $40.8 million for the same period last year. The Company reported a net loss for the 1998 fourth of $4.3 million or $0.45 per diluted share reflecting substantial losses related to the termination of Rhino International, the Company's Chinese tractor import and marketing business, as well as transaction costs relating to the Woods Equipment Company transaction. Excluding these costs, the net loss for the fourth quarter was $0.3 million or $0.03 per share on a diluted basis.

         For the year ended December 31, 1998, net sales were $200.6 million compared to $203.1 million in 1997. Net income for 1998 was $4.1 million or $0.42 per share on a diluted basis, compared with $13.6 million or $1.41 per share on a diluted basis in 1997. Excluding costs attributable to the termination of the Company's Rhino International operations and the Woods Equipment Company transaction, net income was $11.3 million or $1.16 per diluted share in 1998.

         The Company noted that Rhino International sales in 1998 had decreased to $2.2 million from $7.8 million in 1997 and that operating losses and termination costs associated with the Rhino International operations reduced net earnings by $3.4 million or $0.36 per diluted share in the 1998 fourth quarter. The impact, including the third quarter litigation settlement, was $6.4 million or $0.66 per diluted share for all of 1998. This compares to a $0.9 million or $0.08 per diluted share impact for the 1997 year reflecting operating losses at Rhino International and $0.3 million or $0.04 per diluted share in the 1997 fourth quarter. Rhino International, which was acquired in 1995, is not related to the Company's core businesses. Disposal of the assets of the operation is underway and should be concluded by mid 1999.

         Costs associated with the Woods Equipment transaction were $0.6 million after tax or $0.06 per diluted share in the 1998 fourth quarter and $0.8 million or $0.08 per diluted share for the twelve month period.

         American agricultural sales were down 6% in the quarter and 2% for the year as a result of the beginning impact of a cyclical decline in the agricultural industry in late 1998 and a decline in parts business due to the effect of the summer drought on the Company's principle market areas. American industrial sales increased 7% for the quarter and 8% for the year, despite the reduction in parts sales caused by the drought. The drought effect on parts sales is estimated to have reduced pre-tax profits an estimated $1.5 million in 1998, or $0.10 per diluted share. European sales showed firming in the quarter with sales about even with the year-ago period but still reflecting declines from historical norms.

         Donald J. Douglass,  Chairman and Chief Executive Officer,  commented:
"We anticipate the weak agricultural markets to continue in 1999 and that our sales and profits will be effected. Agricultural backlogs are currently at low levels, but we have taken appropriate steps to reduce costs and will continue to react to this situation. Our Industrial business remains our strongest operation, and we are optimistic about our European business as we continue to see firming in our sales. We remain strong financially and are a leader in our major markets."

         Mr. Douglass concluded: "With the Woods Equipment transaction behind us, we will focus our attention on growing and strengthening our operations as an independent company."

         Alamo Group is a leader in the design, manufacture and distribution of heavy duty, tractor-mounted mowing and vegetation maintenance equipment in America and Europe. The Company has 920 employees in the U.S. and 341 in Europe, and operates eleven manufacturing facilities. The corporate offices of Alamo Group Inc. are located in Seguin, Texas, near San Antonio, and the headquarters for its European operations is located in Salford Priors, England, near Birmingham.

         This release contains forward looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements involve known and unknown risks and uncertainties which may cause the Company's actual results in future periods to differ materially from forecasted results. Among those factors which could cause actual results to differ materially are the following: market demand, market softness, competition, weather, seasonality, currency-related issues, and other risk factors listed from time to time in the Company's SEC reports. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.


                                           ALAMO GROUP INC. AND SUBSIDIARIES (NYSE:ALG)
                                            CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                             (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                            (UNAUDITED)

                                                FOURTH QUARTER ENDED                               YEAR ENDED
                                          12/31/98               12/31/97                12/31/98               12/31/97


American
   Agricultural                           $19,463              $20,676                $ 98,393                $100,398
   Industrial                              12,435               11,663                  61,133                  56,453
European                                    8,512                8,457                  41,027                  46,241
                                          -------              -------                --------                --------
   Total sales                             40,410               40,796                 200,553                 203,092
Cost of sales                              37,931               32,573                 156,895                 149,940
                                          -------              -------                --------                --------
Gross Margin                                2,479                8,223                  43,658                  53,152
Operating expenses                          9,082                8,060                  35,169                  31,026
                                          -------              -------                --------                --------
Income from operations                     (6,603)                 163                   8,489                  22,126
Interest expense                             (557)                (506)                 (2,647)                 (2,262)
Interest income                               201                  149                     697                     523
Other income (Expense)                        135                  (68)                     (4)                    208
                                          -------              -------                --------                --------
Income before income taxes                 (6,824)                (262)                  6,535                  20,595
Provision for income taxes                 (2,480)                (484)                  2,420                   6,995
                                          -------              -------                --------                --------
Net income                                $ 4,344              $   222                $ 4,115                  $13,600
                                          -------              -------                --------                --------
Net income per common share:
   Basic                               ($ 0.45)                $ 0.02                  $ 0.42                 $ 1.42
                                          -------              -------                --------                --------
   Diluted                             ($ 0.45)                $ 0.02                  $ 0.42                 $ 1.41
                                          -------              -------                --------                --------
Average common shares:
   Basic                                   9,736                9,636                   9,714                    9,602
                                         -------              -------                --------                 --------
   Diluted                                 9,736                9,709                   9,730                    9,674
                                         -------              -------                --------                 --------



                                         SUMMARY BALANCE SHEET DATA


                                       12/31/98               12/31/97

Receivables                             $  49,834               $  42,165
Inventories                             $  64,578               $  65,752
Current Liabilities                     $  17,422               $  19,876
Long Term Debt                          $  35,858               $  28,617
Equity                                   $106,906                $106,265